Exhibit 10.10

France Telecom / Sequans

Turbo codes license agreement

This Agreement (defined below) is made on November 1st, 2006 (hereinafter Effective Date) by and among

France Telecom (hereinafter “France Telecom”) a company existing and organized under the French law, registered in the French Business Office with the number PARIS B 380 129 866, having offices at France Telecom R&D, 38 rue du Général leclerc, 92794 Issy les Moulineaux, France

Acting for itself and on behalf of

•

Groupe des ecoles des telecommunications (hereinafter “GET”), a French public organisation, organized and existing under the laws of France and having its principal place of business at 46, rue Barrault, FR-75013, Paris

•

Telediffusion de France, (hereinafter “TDF”), a company existing and organized under the French law, registered in the French Business Office with the number PARIS B 342 404 399, having its principle business address 10 rue d’Oradour sur Glane, 75015 Paris.

Collectively designated as “Licensor”

AND

Sequans Communications, a company incorporated under the laws of France, having offices located at Bâtiment Citicenter, 19 Le Parvis de La Défense, La Défense Cedex, 92073 Paris France

Hereinafter designated as “Licensee”

WHEREAS France Telecom, GET and TDF are owners of a patent portfolio covering turbo codes technology.

WHEREAS France Telecom, GET, and TDF have decided to grant licenses of these patents under a common, fair and non-discriminatory licensing program.

WHEREAS the Licensee is interested in obtaining a license of such patents.

WHEREAS France Telecom has been duly authorised to sign such Agreement by TDF and GET and to represent their interest for the purposes of this Agreement.

For and in consideration of the covenants herein contained as well as other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, it is covenanted and agreed by and between the parties hereto that:

Article I

Definitions, rules of construction

Section 1.1 – Definitions

Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

1.1.1 “Affiliate” shall mean, with respect to any person, any other person who, directly or indirectly, owns or controls, or is owned or controlled by, or is under common control with, the specified person. For purposes of this definition, the term control (including, with correlative meanings, controlling, controlled by, and under common control with) as applied to any person, means holding ownership of, or the right to vote, more than fifty percent of the voting stock or ownership interest entitled to elect a board of directors or a comparable managing authority.

1.1.2 “Agreement” shall mean this license agreement, as the same may be modified, amended or supplemented from time to time.

France Telecom / Sequans

1.1.2a “Basestation Equipment” shall mean substantially fixed equipment for generating and receiving multiple user signals simultaneously and for exchanging the information associated with those signals with a network.

1.1.3 “Semi-Annual Period” shall mean any period of a maximum 6 months ending on June 30th and on December 31st; the first Semi-Annual Period shall start on the Effective Date.

1.1.4 “Confidential Information” shall mean information relating to the business, products or services of a party to this Agreement which is either non-public, confidential or proprietary in nature; provided, however, that Confidential Information shall not include (i) information which has come within the public domain through no fault or action of the other party; (ii) information that was known to the other party on prior to its disclosure hereunder or in connection with the negotiation of this Agreement; or (iii) information which becomes rightfully available to the other party on a non-confidential basis from any third party, the disclosure of which to such other party does not violate any contractual or legal obligation the third party has to the first party with respect to such Confidential Information. Without limiting the generality of the foregoing, Confidential Information shall include information which relates to products and their manufacture, sale or use, including financial statements, costs and expense data, marketing and consumer data, production data, know-how, and trade secrets.

1.1.5 “Licensed Patents” shall mean all patents as listed in exhibit 1.

1.1.6 “Licensed Applications” shall mean any Wireless applications of the Licensed Patents compliant with at least one of the 802.16 Standards.

1.1.7 “Wireless” shall mean, as applied to network equipment or end-user terminals, that such equipment and end-user terminals use a non-physical connection to communicate with each other, including electromagnetic waves (radio, infrared, laser, or visible light) or acoustic energy, rather than wire conductors for telecommunications.

1.1.8 “802.16 Standards” shall mean the telecommunications standard 802.16 as defined and published by IEEE (Institute of Electrical and Electronics Engineers) including all annexes, attachments and future evolutions and variations of the 802.16 Standards, as well as local adaptations thereof. Included in the definition of 802.16 Standards is the South Korean telecommunications standard called WiBro.

1.1.9 “Licensors” shall mean France Telecom acting for itself and as duly authorized to act on the behalf of TDF and GET.

1.1.10 “Software” shall mean software processing a digital signal in accordance with the Licensed Patents and a process claimed by at least one of the Licensed Patents claims.

1.1.11 “Licensed ASIC” shall mean any application specific integrated circuit processing a digital signal in accordance with the Licensed Patents and a process claimed by at least one of the Licensed Patents claims and only for Licensed Applications.

1.1.12 “FPGA” shall mean any programmable device with an internal array of logic blocks, surrounded by a ring of programmable input/output blocks, connected together via programmable interconnect.

1.1.13 “Licensed FPGA” shall mean any FPGA embedding a Software and only for Licensed Applications.

1.1.14 “Improvement” shall mean any new patent that would infringe any patent of the Licensed Patents.

1.1.15 “Territories” shall mean any territory where a patent and/or patent application included in the Licensed Patents is pending and / or is granted as mentioned in exhibit 2. Territories shall not include any country or region which is merely designated as a state under a PCT application, unless and until national phase entry of such PCT application into such state is made. The list of Territories will be updated and notification given by the Licensors before January 31st, of each calendar year with such list being applicable for the entire calendar year. If the list is not updated according to the process above, then the previous list of Territories shall remain applicable.

1.1.16 “Source Code” shall mean any Software in human readable form such as is normally used to enable modifications to be made to it (including, but not limited to, comments and procedural code such as job

France Telecom / Sequans

control language and scripts to control compilation and installation) together with the software documentation necessary for use of such Source Code.

1.1.17 “Image” shall mean a structured file containing, non-editable, machine instructions and data which can be loaded onto a FPGA.

1.1.18 “Licensed Image” shall mean any Licensee designed and branded Image that when loaded onto a FPGA for use in basestation equipment processes a digital signal in accordance with the Licensed Patents and a process claimed by at least one of the Licensed Patents claims and only for Licensed Applications.

1.1.19 “Licensed Customer” shall mean any customer of Licensee which has entered a Licensed Customer Agreement.

1.1.20 “Licensed Customer Agreement” shall mean an agreement between Licensee and Customer to purchase, rent, lease, acquire, or import even without compensation Licensed Images soley for use only in Basestation Equipment designed, made (or made for) and branded by the Licensed Customer

1.1.21 “Sale ( Sold )” shall mean any sale, rental, lease, exportation even without any compensation, or other form of distribution of a product in a Territory.

1.1.22 “Parties” shall mean both Licensors and Licensee to this Agreement.

Section 1.2 – Rules of construction

In this Agreement, unless the context otherwise requires:

•	words denoting singular number shall include the plural number also and vice-versa;

•	references to masculine include the feminine and the neuter,

•	headings have been included for convenience only and shall not be used in construing any provision herein.

Article 2

Grant of license

Section 2.1 – Grant of license

Licensors hereby grant, subject to the terms and conditions of this Agreement, to Licensee a royalty-bearing, non-exclusive license of the Licensed Patents in the Territories:

a ) To make, have made (subject to Section 2.3 below), use, Sell, or otherwise distribute Licensed ASICs for Licensed Applications

b) To make, have made (subject to Section 2.3 below), Sell, or otherwise distribute Licensed Images for Licensed Applications in Basestation Equipment to Licensed Customer soley under a Licensed Customer Agreement. No rights of use for other than Licensed Applications, or for Licensed Applications using an Image sold or manufactured by another party, are granted herein. Licensee agrees that as a condition of granting such limited right of use to a Licensed Customer by whatever means, it shall make such Licensed Customer aware of such limited right of use, and prominently place in (i) any sales, purchase or transfer agreement related to such Licensed Image, (ii) in the Source Code of the Software (if applicable), and (iii) in technical and other documentation of such Licensed Image, the following notice:

“NOTICE OF RESTRICTION ON USE: “SUPPLY OR PURCHASE OF THIS IP CORE/SOFTWARE DOES NOT IN ANY WAY CONVEY OR CONFER A LICENSE, NOR CONFER ANY RIGHTS OF ANY KIND UNDER ANY PATENTS (RELATING TO TURBO CODING/DECODING OR OTHERWISE) OWNED BY FRANCE TELECOM, TDF OR GET, WITH THE SOLE EXCEPTION OF PROVIDING A LIMITED RIGHT OF USE UNDER THE US PATENT 5,446, 747 (AND ANY PATENT FROM WHICH US PATENT 5,446,747 CLAIMS PRIORITY, OR WHICH CLAIMS PRIORITY THERETO) FOR ONLY IEEE 802.16 (WiMAX) AND WiBro APPLICATIONS AND WITH AN IMAGE SOLD BY SEQUANS FOR USE IN BASESTATION EQUIPMENT. NO RIGHTS OF USE FOR OTHERS APPLICATIONS, OR FOR IEEE 802.16 and WiMAX APPLICATIONS USING AN IMAGE SOLD, DISTRIBUTED OR MANUFACTURED BY ANOTHER PARTY, ARE PROVIDED HEREIN. IF YOU ARE

France Telecom / Sequans

UNSURE ABOUT THE SCOPE OF THESE RESTRICTIONS, OR FOR INFORMATION ABOUT THE TURBO CODES LICENSING PROGRAM, PLEASE CONTACT FRANCE TELECOM AT THE FOLLOWING ADDRESS: FRANCE TELECOM R&D – PIV/TURBOCODES 38, RUE DU GENERAL LECLERC 92794 ISSY MOULINEAUX CEDEX 9”

Section 2.2 – Sublicenses to Affiliates

2.2.1 The license granted herein does not include the right to sublicense the rights granted under Article 2 of this Agreement even to an Affiliate of the Licensee.

Section 2.3 – Have made rights

2.3.1 According to section 2.1 a) of this Agreement, Licensee shall have the right to have third parties make Licensed ASICs for Licensee under the following two (2) cumulative conditions:

•

If a Licensed ASIC is to be sold, used, or otherwise distributed, by or for the Licensee under the trademark, tradename or other commercial indicia of the Licensee, although such Licensed ASIC may be co-branded with the trademarks, trade names, or other commercial indicia of the customer, manufacturer, reseller or distributor of such Licensed ASIC.

•

If a Licensed ASIC is made using design specifications or manufacturing drawings predominantly supplied by or for the Licensee; provided, however, that such third party manufacturing such Licensed ASIC may utilize standard cell libraries and the like in manufacturing such Licensed ASIC for Licensee. For purposes of clarification, a Licensed ASIC will be considered to be made using design specification or manufacturing drawings predominantly supplied by or for Licensee where such Licensed ASIC is directly based on and developed from an overall design specification which is created by Licensee (but portions of such specification may be designed and provided by third parties).

2.3.2 According to sections 2.1 b) of this Agreement, Licensee shall have the right to have third parties implement an Image into a FPGA and to have it embedded in any type of basestation equipment under the following two (2) cumulative conditions:

•	If a Licensed Image is to be sold, used, or otherwise distributed, by or for the Licensee under the trademark, tradename or other commercial indicia of the Licensee.

•

If a Licensed Image is made using design specifications or manufacturing drawings predominantly supplied by or for the Licensee For purposes of clarification, a Licensed Image will be considered to be made using specification predominantly supplied by or for Licensee where such Licensed Image is directly based on and developed from an overall specification which is created by Licensee (but portions of such specification may be designed and provided by third parties).

2.3.3 Such third parties shall receive no licence, sublicense or implied license with respect to this Agreement, and the duration of have made rights granted under this provision shall not extend beyond the term of this Agreement, including any termination thereof.

Section 2.4 – Limitation of rights

2.4.1 No other rights, even implied, are granted herein, other than those mentioned in section 2.1, 2.2 and 2.3 under this Agreement, especially:

•	For any other application than Licensed Applications.

•	For wireline applications and for storage applications.

•	Rights to sublicense any rights granted hereunder.

•	Rights to sell or otherwise distribute Licensed FPGA on a stand-alone basis.

2.4.2 No rights, duties or privileges of Licensee hereunder shall be transferred or assigned by Licensee, except in connection with Licensee’s merger with or sale of its entire business to another entity provided that such entity shall first have agreed in writing with Licensors to perform all Licensee’s obligations and duties of this Agreement.

Article 3

Royalty and payments

France Telecom / Sequans

Section 3.1 – Initial fees

Within four (4) weeks after the Effective Date, Licensee shall pay to Licensors an initial fee of 10 000 € for the administration of this Agreement.

Section 3.2 – Running Royalties

3.2.1 Licensee shall pay to Licensors a running royalty throughout the term of this Agreement as mentioned in exhibit 3 for:

•	each Sale of a Licensed ASIC

•	each Sale of a Licensed Image

3.2.2 For the purpose of timing of payments, a Licensed ASIC or equipment embedding a Licensed FPGA shall be considered Sold when invoiced; or if it not invoiced, when delivered or otherwise disposed of.

3.2.3 Within thirty days after the end of each Semi-Annual Period, Licensee shall deliver to Licensors a report as defined in section 3.2.4 of this Agreement with a payment for royalties therein.

3.2.4 Reports shall be certified by Licensee’s chief financial officer (or the officer’s designate), and shall detail:

•	The quantity of Licensed ASICs sold by the Licensee

•	The quantity of Licensed Image

Section 3.3 – Payment procedure

3.3.1. Any price quoted in this Agreement is exclusive of any local fees, taxes, duties, and charges of any kind, including Value Added Tax (VAT) or any comparable tax, which may be due under this Agreement.

3.3.2. Licensee shall pay to the relevant tax administration under the applicable legislation, any local fees, taxes, duties, and charges of any kind, including Value Added Tax (VAT) and withholding taxes or any comparable tax in order to ensure that the net amounts which Licensors are otherwise entitled under this Agreement as if the taxes did not exist.

3.3.3. It is expressly agreed between the Parties that any above mentioned tax paid by Licensor shall be reimbursed by Licensee in euros within thirty (30) days after the receipt of any related reimbursement claim and/or invoice sent by Licensors.

3.3.4. Licensors shall communicate any necessary document or information reasonably requested by Licensee so that Licensee can have the benefit, if any, of any reduced rate or tax exemption in the case of a double tax treaty.

3.3.5. Licensee shall communicate to Licensors, as soon as possible, any document duly executed by the competent Tax Authority in the case of any withholding tax to be paid in relation to this Agreement.

3.3.6 During the term of this Agreement, and, for a term of three years thereafter, Licensee shall keep complete books and records of all information mentioned in section 3.2,4 and all other information and documents which may be required by Licensors in order to confirm the accuracy of the Licensee’s reports and payments.

3.3.7 Licensors shall have the right to have a professionally registered accountant inspect and make abstracts of such books and records to the extent necessary to verify their accuracy, and that of other statements provided for herein; provided, however, that such activity shall be made during regular business hours upon reasonable notice and not more often than annually. Such accountant shall not have access to any information other than what is required to be reported under this Agreement. The cost of the examination and collection shall be paid by Licensee if the inspection reveals that the total amount owed is at least greater than five percent of the amounts reported.

Section 3.4 – Payment form

France Telecom / Sequans

3.4.1 All amounts payable under this Agreement shall be paid to France Telecom by the Licensee in Euros. Such payments by Licensee will discharged it from any debt owed to GET and TDF in respect of this Agreement.

3.4.2 Any payments made under the provisions of this Agreement shall be made to following account Bank details: [***]

Section 3.5 – Late payment

3.5.1 Any payment required hereunder that is made late (including unpaid portions of amounts due) shall bear interest, compounded monthly, at one and half of the French legal interest rate. Licensors shall not be entitled to assess such late charges during any time in which a good faith dispute between the parties as to such payment.

3.5.2 Any payment received more than 30 days after becoming due as set forth in section 3.1, 3.2.3, 3.6 and 3.7.3 of this Agreement shall be deemed late for purposes of this Agreement.

Section 3.6 – Payment upon termination or expiration of this Agreement.

Within thirty days after the date of termination or expiration of this Agreement, Licensee shall pay Licensors any and all amounts that are due pursuant to this Agreement as of the date of termination or expiration, together with a report for such payment in accordance with section 3.2.3 of this Agreement.

Section 3.7 – Back royalties

3.7.1 Back royalty shall be due for any unauthorised use of the Licensed Patents after January 1st 2001.

3.7.2 Any back royalties exempted on the basis of the section 3.7.1 of this Agreement will be due in the case of a termination by the Licensee or for material breach by licensee of this Agreement before December 31, 2006, together with accrued interest of 10% per annum pro rata ternporis on a monthly basis, and shall be paid within ninety (90) days after the written notice of such termination to Licensors as mentioned in the section 8.3.1 of this Agreement.

3.7.3 The back royalties shall be paid within 4 weeks after the Effective Date.

Article 4

Patents and notices

Section 4.1 – Improvements – maintenance of Patents

4.1.1 Any Improvement filed less than five years after one of the patents of the Licensed Patents will be automatically included in the Licensed Patents.

4.1.2 For any other patent than those mentioned in section 4.1.1 of this Agreement, Licensors will be free to include or not this patent into the Licensed Patent or to create a new patent package.

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

France Telecom / Sequans

4.1.3 Except as specifically provided for otherwise, nothing contained in this Agreement shall be construed as imposing on either party any obligation to file any patent application or to secure any patent or to maintain any patent in force.

4.1.4 It is expressly agreed between the Parties that, if an Improvement is included in the Licensed Patents, and that such inclusion causes that the list of Territories is extended to some new Territories in accordance with the rules defined in section 1.1.16 of this Agreement, the Licensee will be entitled to notify in writing its refusal for the inclusion of this Improvement in the Licensed Patents within ninety (90) days after the notification by Licensor of the list of Territories. In the case of such refusal, the Improvement shall not be included in the Licensed Patents, and accordingly the list of Territories shall not be extended, granted under this Agreement and the license of such Improvement shall be subject to a separate agreement to be negotiated on a fair and reasonable basis between the Parties, and without any right for the Licensors to terminate this Agreement if the Licensee refuses to enter into a license of the Improvement. Any acceptance of the Licensee of such inclusion shall be interpreted as an explicit acknowledgement of the benefits and the efficiency for the Licensee of such inclusion. By entering into this Agreement, Licensee acknowledges the benefits and the efficiency of this License agreement, and especially rules as defined in the article 1.1.16 and the Territories as listed at the time of the formation of this Agreement.

Section 4.2 – Marking of licensed product - Publicity

4.2.1 Licensee shall mark the following notices on the Licensed ASIC and/or product embedding a Licensed FPGA in accordance with the requirements of 35 US Code 287 or any applicable law in the Territories and shall feature on any technical or commercial documents relating to the Licensed products, the marking “France Telecom – TDF – Groupe des ecoles des telecommunications Turbo codes patents license”. If marking of the Licensed ASIC and/or product embedding a Licensed FPGA proves unreasonable then the packaging of the Licensed ASIC and/or product embedding a Licensed FPGA or the accompanying technical or commercial documents related to the Licensed ASIC and/or product embedding a Licensed FPGA shall feature the marking “France Telecom – TDF – Groupe des ecoles des telecommunications Turbo codes patents license”. Licensee shall have a period of 180 days from the Effective Date to update all product documentation to reflect this licence.

4.2.2 Licensee shall make no statement that Licensed ASIC or equipments embedding a Licensed FPGA have been approved, tested or certified by Licensors.

4.2.3 Licensee expressly agrees to serve as a reference account for Licensors and to allow Licensors to feature its names and official logos in the website http://www.turbocodes.info [and in the website of the licensing agents named < XXXX >] to indicate that the Licensee is an official licensee. Licensee allows the use of its names and official logos by Licensors for other promotional and publicity purposes and especially press announcements upon prior written consent of the Licensee, such consent not to be unreasonably denied.

Article 5

Representations and warranties – Infringement

Section 5.1 Representations and warranties

5.1.1 Licensors warrant that they are authorised and empowered to enter into this Agreement and to grant the rights so granted to Licensee.

5.1.2 Licensors make no representation, covenant or warranty express or even implied regarding:

•	the scope, enforceability, validity or non-infringement of the Licensed Patents; or

•	the ongoing maintenance or prosecution of the Licensed Patents, or

•	the defence of Licensee against actions or suits of any nature brought by third parties; or

•	the sufficiency or completeness of the Licensed Patents for the purpose of making, using, and selling any product.

5.1.3 LICENSORS MAKE NO WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT THOSE MENTIONNED IN THIS ARTICLE, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY LICENSORS AND EXCLUDED.

France Telecom / Sequans

5.1.4 Licensors shall have no liability for any loss and damage, whether or not foreseeable, resulting from Licensee exercising its rights under the Agreement. Licensors shall not be liable for any consequential, incidental, special, or indirect damages arising out of this Agreement.

Section 5.2 – Infringement

5.2.1 Licensors shall have no obligation hereunder to institute any action or suit against third parties for infringement of any Licensed patents or to defend any action or suit brought by a third parly that challenges or concerns the validity of Licensed Patents.

5.2.2 Licensee shall have no right to institute any action or suit against third parties for infringement of any Licensed Patents.

Article 6

Confidential information

6.1.1 Parties undertake that Confidential Information of a party shall be protected and kept in confidence by the other Parties, which must use the same degree of precaution and safeguards as it uses to protect its own information, but in no case any less than reasonable care.

Article 7

Validity

7.1.1 Should any clause, sentence, or paragraph of this Agreement be judicially declared to be invalid, unenforceable, or void, such decisions shall not have the effect of invalidating or voiding the remainder of this Agreement. The Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be reformed without any further action by the Parties hereto and only to the extent necessary to make such part or parts valid and enforceable.

Article 8

Term and termination

Section 8.1 – Term and renewal

8.1.1 This Agreement shall expire on June 30, 2012.

8.1.2 At least 6 months before expiration of this Agreement, Licensors shall propose a new license agreement for at least 5 years. Even if Licensors will have the right to modify terms and conditions, Licensors warrant that terms and conditions will be equivalent, (no administration fees will be asked for at such renewal)

Section 8.2 – Termination for material breach

8.2.1 If either party defaults in fulfilling any of its obligations under this Agreement, and such default is not cured within sixty (60) days after notice from the other party specifying the nature of the default, then the non defaulting party shall thereafter have the right to terminate this Agreement by giving written notice of termination to the defaulting party, and upon giving such notice of termination, this Agreement shall terminate.

8.2.2 The following acts or omissions shall constitute a material breach of this Agreement.

•	Failure of the Licensee to make payments and provide statements in accordance with section 3.1, 3.2.1, 3.2.3, 3.2.4, 3.6 and 3.7

•	Failure of the Licensee to maintain adequate books and records in accordance with section 3.3.6 and to permit an audit in accordance with section 3.3.7.

•	Failure of the Licensee to feature the warning notice in accordance with section 4.2.1.

Section 8.3 – Termination by Licensee

8.3.1 Licensee shall have the right to terminate this Agreement at any time upon ninety (90) days prior written notice to Licensor.

France Telecom / Sequans

Section 8.4 – Others terminations

8.4.1 Licensor will be entitled to notify Licensee of an immediate termination of this Agreement at the receipt by Licensee of the notice of termination at the occurrence of the following events:

•	a receiver, a trustee, or liquidator of Licensee is appointed for any of its properties or assets;

•	Licensee admits in writing its inability to pay its debts as they mature;

•	Licensee makes a general assignment for the benefit of the creditors;

•	Licensee is adjudicated as bankrupt or insolvent;

•	A petition for the reorganisation of Licensee or an arrangement with its creditors, or readjustment of its debts or its dissolution or liquidation is filed under any law or statute;

Section 8.5 – Effects of termination or expiration

8.5.1 Upon termination for any reason or expiration, and except as mentioned as follows in this section, this Agreement will terminate or expire after the receipt of the notice of termination or the term.

8.5.2 Upon termination for any reason or expiration of this Agreement, Licensee shall have to declare to Licensor its inventory of Licensed ASIC and/or equipment embedding a Licensed FPGA.

8.5.3 During a period of six months after the receipt of the notice of termination, Licensee shall be authorised to sell or otherwise distribute Licensed ASIC and/or equipment embedding a Licensed FPGA within the limit of its inventory under the provisions of this Agreement.

8.5.4 The following provisions of this Agreement shall survive expiration or termination of this Agreement:

•	the obligation of Licensee to pay all royalties accrued as of the receipt of the notice of termination or the term of this Agreement and all royalties pursuant to section 8.5.3 of this Agreement.

•	The obligation of Licensee to maintain adequate books and records in accordance with section 3.3.6 and to permit an audit in accordance with section 3.3.7 of this Agreement.

•	The obligation of confidentiality in accordance with article 6 of this Agreement.

Article 9

Most favorable royalty rates

9.1.1 Except as provided in Section 9.1.2, in the event that Licensors grant to any third party an identical license of the Licensed Patent for the same Licensed Applications, and without restriction of any rights with royalty rates more favourable than those set in this Agreement, whether or not such more favourable royalty rates are on terms and/or conditions that are different from those set forth herein, Licensors shall send written notice to Licensee specifying the more favourable rates and any terms and/or conditions that are different that those set forth herein within thirty (30) days of the granting of the more favourable license. Licensee shall be entitled to an amendment of this Agreement to the extent of providing for royalty rates as favourable as that available to such other party within thirty (30) days of sending written notice to Licensors requesting such amendment; provided, however, that this Agreement shall also be amended to include any additional benefits to Licensor. Any amendment made pursuant to this article shall be effective as of the date it is made, and such more favourable rates shall not be retroactively applicable in favour of the Licensee and shall not be a basis for claiming any refund of royalties paid prior to such notification date.

9.1.2 Section 9.1.1 shall not apply to:

•	Settlement of litigation

•	Determination by Licensors of back royalties owed by a Licensee

•	Discounts granted on the basis of prepayment of royalties and any lump sum or one-time payment

•	Compromise or settlement of royalty payments owed by a licensee in financial distress

•	Cross-licenses signed by Licensors

•	An order of a court or an administrative body.

•	Any agreement signed by Licensors before January 1st 2001.

Article 10

Miscellaneous

Section 10.1 – Notice

France Telecom / Sequans

10.1.1 All notices to be provided pursuant to this Agreement shall be given in writing and shall be effective when either served by personal delivery or upon receipt via certified mail, return receipted requested, postage prepaid, overnight courier or sent by facsimile transmission with hard copy confirmation sent by certified mail, as above, in each case to the party as the addresses listed in exhibit 4 of this Agreement or at such other addresses as may be specified by notice given in accordance with this section.

Section 10.2 – Waiver

10.2.1 No failure to exercise and no delay in exercising on the part of either party any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall single or partial exercise of any right power or privilege preclude the enforcement of any other right, power or privilege nor shall the waiver of any breach of any provision herein be taken or held to be a waiver of the provision itself. Any waiver to be effective has to be made in writing and signed by the waiving party.

Section 10.3 – Representation of Counsel; Mutual negotiation

10.3.1 Each party has been represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated at arm’s length, with the advice and participation of counsel, and prepared at the joint request, direction, and instruction of the parties, and shall be interpreted with its terms without favour to any party.

Section 10.4 – Applicable law

10.4.1 THIS AGREEMENT, VALIDITY, CONSTRUCTION AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF FRANCE EXCLUDING LAW RELATED TO CONFLICT OF LAW PRINCIPLES.

Section 10.5 – Arbitration – Jurisdiction

10.5.1 In the event of any dispute arising out of or in connection with the present Agreement, the Parties agree to submit to the following dispute resolution process:

10.5.2 Mediation: Either party agrees to submit the matter to settlement proceedings under the International Chamber of Commerce Alternative Dispute Resolution (ADR) Rules. The place of mediation shall be Paris, France and the language to be used shall be the English language.

10.5.3 Arbitration: If the dispute has not been settled pursuant to the said Rules within 45 days following a request for ADR or within such other period as the parties may agree in writing, such dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules of Arbitration. The place of arbitration shall be Paris, France. The language to be used in the arbitral proceedings shall be the English language and the dispute, controversy or claim shall be decided in accordance with the law of France. In the event of any dispute with members of the DVB consortium arising out with any obligation of Licensors towards DVB consortium, article 14 of the statutes of DVB Project shall apply.

10.5.4 The provisions of the sections 10.5.1, 10.5.2 and 10.5.3 will not apply to any dispute on the validity of the Licensed Patents or to any dispute or controversy as to which any treaty or law prohibits such arbitration.

10.5.5 IN CONNECTION WITH ANY DISPUTES ON THE VALIDITY OF THE LICENSED PATENTSOR TO ANY DISPUTE OR CONTROVERSY AS TO WHICH ANY TREATY OR LAW PROHIBITS SUCH ARBITRATION, EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE IN THE COMPETENT COURTS OF PARIS.

LICENSEE WAIVES ANY OBJECTIONS TO THE JURISDICTION, PROCESS AND VENUE OF ANY SUCH COURTS, AND TO THE EFFECTIVENESS OF ANY ORDER OR JUDGMENT (INCLUDING, BUT NOT LIMITED TO, A DEFAULT JUDGMENT) OF SUCH COURTS PERTAINING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE PLACE WHERE ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER, JUDGMENT OR DECISION MAY BE SOUGHT AND BY THE LAW OF ANY PLACE WHOSE LAW MIGHT BE CLAIMED TO BE APPLICABLE REGARDING THE EFFECTIVENESS, ENFORCEMENT, OR EXECUTION OF SUCH ORDER JUDGMENT, OR DECISION.

France Telecom / Sequans

Section 10.6 – Entire Agreement

10.6.1 This Agreement together with its exhibits incorporates the entire understanding of the parties with respect to the subject matter of this Agreement and merges all prior agreements and understanding between the parties, whether oral or written, relating to subject matter thereof.

10.6.2 This Agreement shall not be amended, altered or changed except by written agreement signed by authorized representatives of both parties.

10.6.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed a duplicate original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS THEREOF, the Parties have executed this Agreement as of the dates below;

Licensor :	Licensee :

Signature	Signature

Francois Jamet	Georges Karan
Printed Name	Printed Name

President & CEO
Title	Title

December 20, 2006	Dec. 20, 2006
Date	Date

France Telecom / Sequans

First Amendment to the

Turbo codes license agreement

This Amendment made on July 1st, 2010 (hereinafter the Effective Date) constitutes a first amendment (the “First Amendment”) to the Turbo codes license agreement (the “Agreement”) entered into force on November 1st, 2006 in conformity with the section 10.6.2 of the Agreement, by and among

France Telecom (hereinafter “France Telecom”) Société Anonyme under the French law, registered in the French Business Office with the number PARIS B 380 129 866, having a principal place of business at 6, place d’Alleray, 75015 Paris, France

Acting for itself and on behalf of

•

Institut Telecom, formerly Groupe des Ecoles des Telecommunications (hereinafter “GET”), a French public organisation, organized and existing under the laws of France and having its principal place of business at 46, rue Barrault, FR-75013 Paris, France

•

TDF SAS, formerly Telediffusion de France, (hereinafter “TDF”), a company existing and organized under the French law, registered in the French Business Office with the number Nanterre B 342 404 399, having a principal place of business at Immeuble Cap Sud, 106 avenue Marx Dormoy, 92120 Montrouge Cedex, France.

Collectively designated as “Licensor”

AND

Sequans Communications, a company incorporated under the laws of France, having offices located at Bâtiment Citicenter, 19 Le Parvis de La Défense, La Défense Cedex, 92073 Paris France

Hereinafter designated as “Licensee”

Article I - Wording

The parties agree to supersede Exhibits 1; 2; 3 and 4 of the Agreement with Exhibits 1; 2; 3 and 4 of this First Amendment.

Article 2 - Miscellaneous

All other terms and conditions of the original Agreement shall remain in full force and effect.

IN WITNESS THEREOF, the Parties have executed this Agreement as of the dates below:

Licensor :	Licensee :

Signature	Signature

Deborah Choate
Printed Name	Printed Name

Chief Financial Officer
Title	Title

6/10/2010	4/11/10
Date	Date

Confidential

France Telecom / Sequans

Exhibit 1 – Licensed Patents – 2nd semi-annual period 2010

TC ref	Internal ref	Title of the patent (in English on the basis of the US patent )	Owner	Priority Filing number	Publication number	Priority filing date	Extensions	Remarks
PACKAGE 1 – CONVOLUTIONAL TURBO CODES

BR 1	01941

Procédé de codage convolutif correcteur d’erreurs pseudo-systématique, procédé de décodage et dispositifs correspondants.

Pseudo-systematic convolutional error-correction coding method, corresponding decoding method and devices.

			FT/TDF	FR 91 05278	FR 2 675 970	91 04 23	No

BR2	01943

Procédé de codage correcteur d’erreurs a au moins deux codages convolutifs systematiques en paralléle, procédé de décodage iteratif, module de décodage et decodeur correspondants,

Error-correction coding method with at least two systematic convolutional codings in parallel, corresponding iterative decoding method, decoding module and decoder.

			FT/TDF	FR 91 05280	FR 2 675 971	91 04 23	EP 0 511 141 : DE,GB US 5,446,747 HK 1007841

BR2	01943	Procédé de decodage iterauf, module de décodage et décodeur correspondant Iterative decoding method, decoding module and decoder therefore.	FT/TDF	FR 91 05280	FR 2 675 971	91 04 23	EP 0 735 696 : DE, GB	Divisional application of BR2

BR3	01942

Procédé de decodage d’un code convolutif á maximum de vrasemblance et pondération des décisions et décodeur correspondant.

Method for a maximum likelihood decoding of a convolutional code with decision weighting, and corresponding decoder.

			FT/TDF	FR 91 05279	FR 2 675 968	91 04 23	EP 0 511 139 : DE,GB US 5,406,570

BR6	02711

Procédé et dispositif de codage convolutif de blocs de données, et procédé et dispositif de décodage correspondants.

Data block convolutional coding device and method, and corresponding decoding method and device.

			FT/TDF	FR 96 04485	FR 2 747 255	96 04 03	EP 0 891 656 : DE, GB US 6,119,264 JP 3791013

BR11	03394

Procédé et dispositif de codage á au moins deux codages en paralléle et permulation amélioree, et procédé et dispositif de decodage correespondants.

Coding method and device with at least two parallel coding steps and improved permutation, and corresponding decoding method and device.

			FT/GET	FR 99 09631	FR 2 796 780	99 07 21	EP 1 205 032 : DE, GB, IT. ES US 6,782,504 AR 025211 CN 1375130 JP 2007164028

CONFIDENTIAL

France Telecom / Sequans

Exhibit 2 – Territories

Patent package	Territories where royalties are due for 2nd semi-annual period 2010

Package 1 – Convolutional TC	[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CONFIDENTIAL

France Telecom / Sequans

Exhibit 3 – Running royalties

Patent package 1

Number of TC units	1K to 500K	500K to 5000K	5000K to 25000K	25000K to 50000K	50000K to 75000K	75000K and above

Specific rate for Wireless WAN	0.35€/unit	0.25/unit	0.20/unit	0.15/unit	0.12/unit	0.10/unit

The above rates are only applicable for a Wireless WAN application specific license and expressly do not include other applications such as 3G, satellite, and storage

(this list is not all inclusive).

In accordance with Licensor’s timely signing offer, a discount is granted to the Licensee on royalties applied to 1k to 5000k units, thus the royalty rate for the first 1000 to 5000K units is 0,15 €/unit. However, any unit Sold by Licensee before the Effective Date of this First Amendment shall remain subject to royalty rates defined in the initial Exhibit of the Agreement and shall not be subject to any reimbursement or compensation from Licensors.

Number of TC units are cumulative for the duration of the license

NOTE:

• The implementation of 1 to 999 TC units are included with the initial Administration Fee of 10,000 Euros

• For the avoidance of doubt, it is agreed between the Parties that any interpretation, as far as necessary, of “Section 2- Grant of License” will be based on Document “Sequans-GrantofRights.ppt” of France Telecom/Spectra Licensing Group provided to Sequans on September 15, 2006 by Spectra Licensing Group via e-mail

CONFIDENTIAL

France Telecom / Sequans

Exhibit 4 – Contact person

FOR FRANCE TELECOM

For general inquiries

Mr. Jean-Francois Bernard

Tel: + 33 1 45 29 59 36

Fax: + 33 1 45 29 65 60

jeanfrancois.bernard@oranqe-ftgroup.com

FRANCE TELECOM R&D

PIV/TURBOCODES

38-40, rue du Général Leclerc

92794 Issy-les-Moulineaux Cedex 9 – France

FOR SEQUANS COMMUNICATIONS

For general and accounting inquiries

Mr Alexis Beck Djevaguiroff

Financial Manager

Tel: +33-1-70 72-1608

alexis@sequans.com

SEQUANS Communications

Bátiment Citicenter

19 Le Parvis de La Défense

La Défense Cedex

92073, Paris – France

CONFIDENTIAL